SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

Abtech Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52762	14-1994102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4110 N. Scottsdale Road, Suite 235 Scottsdale, Arizona 85251
(Address of principal executive offices)

480-874-4000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2012 annual meeting of stockholders on May 17, 2012. The final results for the three proposals submitted to stockholders at the annual meeting are set forth below. Each of the proposals below is more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 13, 2012.

Proposal 1 — Election of Directors. Each of the following nominees for director were elected to serve a one-year term expiring at the Company’s 2013 annual meeting of stockholders based on the following vote:

	Affirmative Votes	Votes Withheld	Broker Non-Votes
Name
Glenn R. Rink	18,567,407	8,000	6,723,781
Jonathan Thatcher	16,204,206	2,371,201	6,723,781
Olivia H. Farr	16,201,206	2,374,201	6,723,781
David Greenwald	16,201,206	2,374,201	6,723,781
Karl Seitz	14,971,030	3,604,377	6,723,781
A. Judson Hill	14,936,206	3,639,201	6,723,781
F. Daniel Gabel	16,201,206	2,374,201	6,723,781

Proposal 2 — Ratification of Selection of Independent Registered Public Accounting Firm. Semple, Marchal & Cooper LLP was ratified as our independent registered public accounting firm for the year ending December 31, 2012 based on the following vote:

Affirmative Votes:	22,470,804
Votes Against:	35,302
Abstentions:	2,793,082
Broker Non-Votes:	-

Proposal 3 — Approval of the 2012 Incentive Stock Plan. The Company’s 2012 Incentive Stock Plan was approved based on the following vote:

Affirmative Votes:	14,697,723
Votes Against:	3,738,388
Abstentions:	139,296
Broker Non-Votes:	6,723,781

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 22, 2012

ABTECH HOLDINGS, INC.
a Nevada corporation

By:	/s/ Glenn R. Rink
Glenn R. Rink President and Chief Executive Officer